Exhibit 10.31

HEALTHTRONICS, INC.
INCENTIVE STOCK OPTION AGREEMENT

Certificate No: ______

        THIS INCENTIVE STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into between HealthTronics, Inc. (the “Corporation”) and _________ (the “Holder”) in connection with the grant of an Incentive Stock Option under the HealthTronics, Inc. 2004 Equity Incentive Plan (as amended, the “Plan”) on _________ (the “Grant Date”).

        W I T N E S S E T H:

        WHEREAS, the Holder is an eligible Participant and the Corporation desires to grant an Incentive Stock Option represented by this Agreement to the Holder as an incentive to remain in the service of the Corporation and to extend to the Holder the opportunity to acquire a proprietary interest in the Corporation so that the Holder will apply the Holder’s best efforts for the benefit of the Corporation.

        WHEREAS, the Corporation desires to grant the Holder an Incentive Stock Option to purchase shares of Common Stock, no par value (“Stock”), of the Corporation, pursuant to the terms and conditions set forth in the Plan and in this Agreement.

        NOW, THEREFORE, in consideration of these premises, the parties agree that the following shall constitute the Agreement between the Corporation and the Holder:

1.	Definitions. For purposes of this Agreement, each capitalized term not otherwise defined in this Agreement shall have the meaning set forth in the Plan.

2.

Grant of Incentive Stock Option. Subject to the terms and conditions set forth in the Plan and in this Agreement, the Corporation hereby grants to the Holder an Incentive Stock Option, which shall entitle the Holder to purchase from the Corporation during the ten year period ending _________, _________ (_________) shares of Stock at a price of $_____ per share, which is the Fair Market Value on the Grant Date, subject to adjustment as provided in the Plan. This Incentive Stock Option is intended to qualify as an incentive stock option to the full extent permitted under Section 422(b) of the Internal Revenue Code of 1986, as amended, and to the extent this Incentive Stock Option does not qualify as an Incentive Stock Option it shall be considered a non-qualified stock option. Participant acknowledges and agrees that the Corporation is making no representation or warranty that this Incentive Stock Option qualifies as an Incentive Stock Option and that the Corporation is not obligated to take any action or refrain from taking any action in order to cause this Incentive Stock Option to continue to qualify as an Incentive Stock Option. This Incentive Stock Option vests according to the following schedule:

         Amount of Shares      Date of Vesting

This Incentive Stock Option shall terminate 90 days after the Holder ceases to be an eligible Participant including, without limitation, as a result of the termination of Participant’s employment for any reason. Notwithstanding the foregoing, if the Holder ceases to be an eligible Participant by reason of disability or death, then the Holder shall have the right for 12 months after the date of disability or death to exercise this Incentive Stock Option to the extent this Incentive Stock Option was exercisable on the date of such disability or death.

3.

Notice of Exercise. This Incentive Stock Option may be exercised, in whole or in part, from time to time, in accordance with the provisions of the Plan and this paragraph, but only to the extent this Incentive Stock Option is vested as of such time, by written notice to the Corporation at the address provided below, which notice shall:

(a) specify the grant date of this Incentive Stock Option being exercised, the number of whole shares of Stock to be purchased and the exercise price to be paid therefor;

(b) if the person exercising this Incentive Stock Option is not the Holder, contain or be accompanied by evidence satisfactory to the Administrator of such person’s right to exercise this Incentive Stock Option; and

(c) be accompanied by payment in full of the exercise price in the form of (i) cash or by certified or cashier’s check payable to the order of the Corporation, or by payment of other Shares which have a Fair Market Value on the date of surrender of such Shares equal to the aggregate exercise price of the Stock as to which this Incentive Stock Option is exercised, or (ii) a cashless exercise by payment of shares of Stock acquired by exercise of this Incentive Stock Option having a Fair Market Value on the date of such exercise equal to the aggregate exercise price for all the Stock acquired by such exercise, or (iii) with the consent of the Administrator, in any other form permitted under the Plan.

4.

Exercise of Incentive Stock Option. The Holder represents that the shares of Stock acquired upon exercise of this Incentive Stock Option shall be acquired for the Holder’s own account for investment only and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Act”), or other applicable federal or state securities laws. If the Administrator so determines, any stock certificates issued upon exercise of this Incentive Stock Option shall bear a legend to the effect that the shares have been so acquired. The Corporation may, but in no event shall be required to, bear any expenses of complying with the Act, other applicable securities laws, or the rules and regulations of any national securities exchange or other regulatory authority in connection with the registration, qualification or transfer, as the case may be, of any shares of Stock acquired upon the exercise of this Incentive Stock Option. The foregoing restrictions on the transfer of the shares of Stock shall be inoperative if (a) the Corporation has been previously furnished with an opinion of counsel, satisfactory to it, to the effect that such transfer will not involve any violation of the Act or other applicable federal or state securities laws, or (b) such transfer of the shares shall have been fully registered in compliance with the Act and other applicable securities laws.

5.

Transferability of Incentive Stock Option. This Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution upon the death of the Holder. During the Holder’s lifetime, this Incentive Stock Option may be exercised only by the Holder or by the Holder’s guardian or legal representative. No assignment or transfer of this Incentive Stock Option, whether voluntary or involuntary, by operation of law or otherwise, except a transfer by will or by the laws of descent and distribution upon the death of the Holder, shall vest in the assignee or transferee any interest or right whatsoever in this Incentive Stock Option.

6.

No Rights as Stockholder. The Holder shall not be deemed a stockholder of the Corporation with respect to any of the shares subject to this Incentive Stock Option, except to the extent that such shares shall have been issued to the Holder. The Corporation shall not be required to issue any certificates for shares purchased upon exercise of this Incentive Stock Option until all applicable requirements of law have been complied with and such shares shall have been duly qualified for trading or listed on any quotations system or securities exchange on which the Stock may then be trading or listed.

7.

Limitation on Rights. This Incentive Stock Option shall not confer on the Holder any right to continue as an eligible Participant, or affect the Corporation’s right to terminate the Holder’s service at any time, and nothing contained herein shall be deemed a waiver or modification of any provision contained in any agreement between the Holder and the Corporation or any of its subsidiaries. This Incentive Stock Option shall not affect the right of the Corporation or any subsidiary thereof to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup or otherwise reorganize.

8.

Administrator’s Powers. The Administrator shall have all of the powers set forth in the Plan, including, without limitation, the power to construe the terms of this Agreement and the Plan and to make all other determinations and perform all other acts necessary or advisable for administering the Plan. Any determination made by the Administrator shall be final, binding and conclusive on the Holder.

9.

Plan Terms Control. The Holder acknowledges and agrees that the Holder has received a copy of the Plan and agrees to be bound by all the terms and provisions of the Plan, regardless of whether such terms and provisions have been set forth in this Agreement. The Holder further acknowledges and agrees that the terms and provisions of this Agreement are governed by the terms and provisions of the Plan, and in the case of any inconsistency between the terms and provisions of this Agreement and the terms and provisions of the Plan, the terms and provisions of the Plan shall control.

10.

Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Corporation or Holder may change, at any time and from time to time, by written notice to the other, the address previously specified for receiving notices. Until changed in accordance herewith, the Corporation and the Holder specify their respective addresses as set forth below:

Corporation: Holder:	HealthTronics, Inc. 9825 Spectrum Drive, Building 3 Austin, TX 78717 _________________________________ _________________________________ _________________________________

11.	Headings. The titles and headings of the paragraphs are included for convenience or reference only and are not to be considered in construction of the provisions hereof.

12.

Entire Agreement and Amendments. This Agreement and the Plan embodies the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any prior arrangements and understandings relating to the subject matter hereof. This Agreement may be amended, modified or superseded, and any of the terms and provisions hereof may be waived, but only by a written instrument executed by the parties hereto.

13.

Governing Law. All questions arising with respect to the provisions of the Plan or this Agreement shall be determined by application of the laws of the State of Texas, except to the extent that Texas law is preempted by federal law.

        IN WITNESS WHEREOF, the Corporation and the Holder have executed this Agreement as of the date first written above.

HEALTHTRONICS, INC.

By: _______________________________________________
Name: _____________________________________________
Title:______________________________________________

Holder: ____________________________________________